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                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 17, 1996

                  OCCIDENTAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)




      DELAWARE                      1-9210           95-4035997
  (State or other jurisdiction    (Commission     (I.R.S. Employer
       of incorporation)           File No.)     Identification No.)




        10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
        (Address of principal executive offices)     (ZIP code)

          Registrant's telephone number, including area code:
                            (310) 208-8800



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Item 5.   Other Events
- -------   ------------



           Occidental Petroleum Corporation reported on April 17, 1996, for the first quarter of 1996, income of $164 million ($.44 per share), before an after-tax extraordinary loss of $30 million ($.09 per share). This compares with net income of $178 million ($.49 per share) for the first quarter of 1995. Net income for 1996 after the extraordinary loss was $134 million ($.35 per share). The extraordinary loss was for the previously announced early retirement of high-coupon debt. Sales were $2.5 billion for the first quarter of 1996, compared with $2.7 billion for the same period in 1995.


           Oil and gas divisional earnings were $161 million for the first quarter of 1996, compared with $60 million for 1995. The increase in 1996 earnings resulted primarily from higher worldwide crude oil prices, increased international crude oil production, higher domestic natural gas prices and reduced costs.


           Natural gas transmission divisional earnings for the first quarter of 1996 were $121 million, compared with $75 million for 1995. The improvement in 1996 earnings resulted primarily from higher sales and transportation margins and volumes.


           Chemical divisional earnings for the first quarter of 1996 were $118 million, compared with $307 million for 1995. The decline in 1996 earnings resulted primarily from decreased profit margins in petrochemicals and PVC resins and the absence of income applicable to assets divested in 1995.





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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                                         First Quarter
                                                      -------------------
Periods Ended March 31                                   1996        1995
===============================================       =======     =======

DIVISIONAL NET SALES
    Oil and gas                                       $   754    $    705
    Natural gas transmission                              702         538
    Chemical                                            1,068       1,472
    Other                                                  (2)         (1)
                                                      -------     -------

                                                      $ 2,522     $ 2,714
===============================================       =======     =======

DIVISIONAL EARNINGS
    Oil and gas                                       $   161     $    60
    Natural gas transmission                              121          75
    Chemical                                              118         307
                                                      -------     -------

                                                          400         442
UNALLOCATED CORPORATE ITEMS
    Interest expense, net                                (130)       (144)
    Income taxes (a)                                      (99)       (125)
    Other                                                  (7)          5
                                                      -------     -------

INCOME BEFORE EXTRAORDINARY GAIN(LOSS), NET               164         178

Extraordinary gain(loss), net                             (30)          -
                                                      -------     -------

NET INCOME                                                134         178

Preferred dividends                                       (23)        (23)
                                                      -------     -------

EARNINGS(LOSS) APPLICABLE TO COMMON STOCK             $   111     $   155
                                                      =======     =======


PRIMARY EARNINGS(LOSS) PER COMMON SHARE
  Income before extraordinary gain(loss), net         $   .44     $   .49
  Extraordinary gain(loss), net                          (.09)          -
                                                      -------     -------
PRIMARY EARNINGS(LOSS) PER COMMON SHARE               $   .35     $   .49
                                                      =======     =======

FULLY DILUTED EARNINGS(LOSS) PER COMMON SHARE
  Income before extraordinary gain(loss), net         $   .43     $   .47
  Extraordinary gain(loss), net                          (.09)          -
                                                      -------     -------
FULLY DILUTED EARNINGS(LOSS) PER COMMON SHARE         $   .34     $   .47
                                                      =======     =======


AVERAGE COMMON SHARES OUTSTANDING                       319.4       317.3
===============================================       =======     =======

   (a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the first quarter of 1996 have benefited from credits allocated by $4 million, $12 million and $6 million at oil and gas, natural gas transmission and chemical, respectively. Divisional earnings in the first quarter of 1995 have benefited from credits allocated by $4 million, $12 million and $7 million at oil and gas, natural gas transmission and chemical, respectively.

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SUMMARY OF OPERATING STATISTICS
                                                           First Quarter
                                                       -----------------
Periods Ended March 31                                    1996      1995
===================================================    =======   =======


NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY

United States
    Crude oil and condensate (thousands of barrels)        58        66

    Natural gas liquids (thousands of barrels)             11        11

    Natural gas (millions of cubic feet)                  615       644


Other Western Hemisphere
    Crude oil and condensate (thousands of barrels)       128       123


Eastern Hemisphere
    Crude oil and condensate (thousands of barrels)       103        84

    Natural gas (millions of cubic feet)                  135       108



NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)                            193       174

Transportation (billions of cubic feet)                   519       415




CAPITAL EXPENDITURES (millions)                       $   219   $   160
                                                      =======   =======

DEPRECIATION, DEPLETION AND
    AMORTIZATION OF ASSETS (millions)                 $   224   $   238
===================================================   =======   =======

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                          SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   OCCIDENTAL PETROLEUM CORPORATION



DATE: April 18, 1996               S. P. Dominick, Jr.
                                   --------------------------------
                                   S. P. Dominick, Jr., Vice
                                   President and Controller
                                   (Chief Accounting and Duly
                                   Authorized Officer)




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